UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

KraneShares Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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KraneShares Trust

280 Park Avenue

32nd Floor

New York, NY 10017

KraneShares 100% KWEB Defined Outcome January 2027 ETF (KPRO)

KraneShares 2X Long BABA Daily ETF (KBAB)

KraneShares 2X Long BIDU Daily ETF (KBDU)

KraneShares 2X Long JD Daily ETF (KJD)

KraneShares 2X Long MELI Daily ETF (KMLI)

KraneShares 2X Long PDD Daily ETF (KPDD)

KraneShares 90% KWEB Defined Outcome January 2027 ETF (KBUF)

KraneShares Artificial Intelligence and Technology ETF (AGIX)

KraneShares Asia Pacific High Income USD Bond ETF (KHYB)

KraneShares Bosera MSCI China A 50 Connect Index ETF (KBA)

KraneShares California Carbon Allowance Strategy ETF (KCCA)

KraneShares China Alpha Index ETF (KCAI)

KraneShares CSI China Internet ETF (KWEB)

KraneShares Dragon Capital Growth of Vietnam Index ETF (formerly, KraneShares Dragon Capital Vietnam Growth Index ETF) (KPHO)

KraneShares Electric Vehicles & Future Mobility Index ETF (KARS)

KraneShares Emerging Markets Consumer Technology Index ETF (formerly, KraneShares Emerging Markets Consumer Technology ETF) (KEMQ)

KraneShares Global Carbon Strategy ETF (KRBN)

KraneShares Global Humanoid Robotics and Physical AI Index ETF (formerly, KraneShares Global Humanoid and Embodied Intelligence Index ETF) (KOID)

KraneShares Hang Seng TECH Index ETF (KTEC)

KraneShares Hedgeye Hedged Equity Index ETF (KSPY)

KraneShares InspereX Nasdaq Dynamic Buffered High Income Index ETF (KIQQ)

KraneShares KWEB Covered Call Strategy ETF (KLIP)

KraneShares Man Buyout Beta Index ETF (BUYO)

KraneShares Mount Lucas Managed Futures Index Strategy ETF (KMLM)

KraneShares MSCI All China Health Care Index ETF (KURE)

KraneShares MSCI China Clean Technology Index ETF (KGRN)

KraneShares MSCI Emerging Markets ex China Index ETF (KEMX)

KraneShares MSCI One Belt One Road Index ETF (OBOR)

KraneShares SSE STAR Market 50 Index ETF (KSTR)

KraneShares Sustainable Ultra Short Duration Index ETF (KCSH)

KraneShares Value Line® Dynamic Dividend Equity Index ETF (KVLE)

KraneShares Wahed Alternative Income Index ETF (KWIN)

Quadratic Deflation ETF (BNDD)

Quadratic Interest Rate Volatility and Inflation Hedge ETF (IVOL)

(each, a “Fund” and collectively, the “Funds”)

Important Information Regarding the Funds’ Proxy Statement, dated March 1, 2026, as amended
(the “Proxy Statement”)

Capitalized terms and certain other terms used herein, unless otherwise defined, have the meanings assigned to them in the Proxy Statement.

Replacement of Proxy Solicitor

As previously disclosed in the Proxy Statement, the Trust previously engaged Broadridge Financial Solutions, Inc. (“Broadridge”), a professional proxy solicitation firm, to aid in the solicitation of proxies from Trust shareholders in connection with the Special Meeting. Effective July 6, 2026, the Trust has replaced Broadridge as proxy solicitor with Alliance Advisors, LLC (“Alliance Advisors”), a professional proxy solicitation firm, to assist in soliciting proxies in connection with the Special Meeting. Among other services, the Proxy Solicitor will provide proxy consulting, mailing, tabulation and solicitation services. The cost of retaining Alliance Advisors is estimated to be up to $2,350,000.00, excluding printing and mailing costs. The cost of the solicitation, including retaining the Proxy Solicitor, will be borne by Krane and will not be borne by the Funds.

For additional information about the Proxy Statement, please call Alliance Advisors, the Funds’ proxy solicitor, toll-free at 1-866-206-8043 (or 1-551-368-0026 outside the U.S.). Representatives are available Monday through Friday between the hours of 9:00 a.m. to 10:00 p.m. and Saturday through Sunday between the hours of 10:00 a.m. to 6:00 p.m. Eastern Time.

The Trust urges shareholders to vote by using one of the methods described in the Proxy Statement. If you have not already voted, representatives from Alliance Advisors may contact you.

All other references in the Proxy Statement and the accompanying materials referencing the Funds’ Proxy Solicitor are revised and restated to reflect the above information.